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                                                                  Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-26641, Form S-8 No. 33-34745, Form S-8 No. 33-76780, Form S-8
No. 333-00075, and Form S-8 No. 333-07091) pertaining to the Nonqualified
Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, and the IMCO Recycling Inc. Annual Incentive Program or our report dated January 30, 1997, with respect to the consolidated financial statements of IMCO Recycling Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       Ernst & Young LLP


Dallas, Texas
March 26, 1997